UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIFEVANTAGE CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	90-0224471
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT	84070
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, of Lifevantage Corporation, a Colorado corporation, to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus included in the registrant’s registration statement on Form SB-2 (File No. 333-148119), initially filed with the Securities and Exchange Commission on December 17, 2007, as amended from time to time, and is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 11, 2012

LIFEVANTAGE CORPORATION

By:	/s/ Rob Cutler
Rob Cutler General Counsel